UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

Franklyn Resources III, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

234-5149 Country Hills Blvd. NW; Suite 429, Calgary, Alberta, Canada T3A 5K8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 274-3766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

On July 28, 2006, our board of directors dismissed Comiskey & Company, P.C. (“Comiskey”) as our independent registered accounting firm and selected Rotenberg and Co., LLP to serve as our independent registered accounting firm for the year ending December 31, 2006. As part of Rotenberg and Co., LLP’s engagement, Rotenberg and Co., LLP will also audit our financial statements at December 31, 2005. At no time since its engagement has Rotenberg and Co., LLP had any direct or indirect financial interest in or any connection with us or any of our subsidiaries other than as independent accountant.

Our financial statements at December 31, 2005 and for the years ended December 31, 2005 and 2004, and for the period from inception (March 2, 1999) to December 31, 2005 were audited by Comiskey. The audit report of Comiskey included a going-concern qualification. There were no disagreements with Comiskey during the period ended December 31, 2005 or during the period subsequent to December 31, 2005 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Rotenberg and Co., LLP served as the independent accountant for our subsidiary, Qingdau Sinogas General Machinery Corporation, a Chinese corporation, for the year ended December 31, 2005 and the period October 29, 2004 (inception) to December 31, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 28, 2006, we elected Robert I. Adler, Greg Marcinkowski, Renjie Lu and Baoheng Shi to serve until the next annual meeting of stockholders. Messrs. Adler, Marcinkowski, Lu and Shi, each of whom is an independent director, will serve on both the audit committee and the compensation committee.

Robert Adler is a private investor. During the past five years, Mr. Adler has been an investment adviser with UBS Financial Services and most recently he taught financial English for a semester in Shanghai University of Finance and Economics. Mr. Adler’s prior experience includes terms as a managing director for ING Furman Selz Asset Management, vice president and senior investment officer of BHF Securities Corp and DG Bank, New York Branch and vice president of Kuhn, Loeb & Co. Mr. Adler obtained a B.A. degree from Swarthmore College and studied at New York University School of Business Administration. Mr. Adler is a member of Institute of Chartered Financial Analysts. Mr. Adler is also a director of China Medicine Corporation, a company that markets and distribute medicine products in the PRC.

Renjie Lu has more than 40 years of working experience in energy industry in China. As an industry veteran, he currently is a senior member of Advisory Council Committee of Shengli Administration Bureau, SINOPEC (China Petroleum & Chemical Corp, a NYSE-listed company). Mr. Lu has been chief executive officer and director of Shengli Administration Bureau, SINOPEC from 1989 to 1996, where he managed about 500,000 employees; he was chief executive officer and director of Jianghan Administration Bureau, SINOPEC from 1987 to 1989; and executive vice president of Zhongyuan Exploration Bureau, SINOPEC from 1975 to 1987. Mr. Lu graduated from University of Petroleum, China in 1963 with a BSc.

Greg Marcinkowski has been a vice president of operations at WorldStrides since 2000. WorldStrides is a U.S. provider of student educational and performing arts tours in a variety of programs and destinations throughout the world. From 1999 to 2000, Mr. Marcinkowski was the vice president of purchasing at Solo Cup corporation, which is a manufacturer of packaging products for retail food industries. Mr. Marcinkowski has a MBA and a BSc in mechanical engineering from Northwestern University.

  Baoheng Shi is a pioneer and a top scientist/researcher in Chinese clean energy area. Mr. Shi is professor of Beijing University, University of Petroleum, China, and China Geology University. He is deputy director of natural resource, China National Science & Technology Development Committee. Since 1993, Mr. Shi has initiated natural gas vehicle usage in China, and is recognized as a pioneer in the industry in China. He published “Natural Gas Vehicle Development” in 1999 and “Technology of Natural Gas Vehicle” in 2000. Mr. Shi has been director of New Technology Development Center, China National Petroleum Corp, a NYSE-listed company from 1993 to 2000; president of China National Petroleum’s Science & Technology Bureua from 1978 to 1993. Mr. Shi has a B.Sc. from Beijing University.

Each independent director receives an annual directors’ fee of $12,000. In addition, pursuant to our 2006 long-term incentive plan, each newly-elected independent director receives at the time of his or her election, a five-year option to purchase 30,000 shares of common stock at the market price on the date of his or her election. In addition, the plan provides for the annual grant to each independent director of an option to purchase 5,000 shares of common stock on first trading day in April of each calendar year, commencing in 2007. Pursuant to these provisions, each of the four independent directors received a stock option to purchase 30,000 shares of common stock at an exercise price of $.65 per share, subject to stockholder approval of the plan.

Item 8.01 Other Events

On July 26, 2006, pursuant to a July 6, 2006 amendment to the securities purchase agreement dated June 2, 2006, we sold to IRA f/b/o John P. O’Shea, Pershing LLC as custodian, for $200,000, a note in the principal amount of $200,000, 21,086 shares of common stock and warrants to purchase 342,857 shares of common stock at $.85 per share, 342,857 shares of common stock at $1.20 per share and 342,857 shares of common stock at $1.75 per share. The terms of the purchase and the securities are the same as those previously issued by us as described in the Form 8-K which was filed with the Securities and Exchange Commission on June 15, 2006.

The following table shows the securities issued to all of the investors as a result of the sale of securities to the IRA f/b/o John P. O’Shea.

	Principal of Note	Shares	$.85 Warrants	$1.20 Warrants	$1.75 Warrants
Barron Partners LP	$3,100,000	326,829	5,314,286	5,314,286	5,314,286
JCAR Funds Ltd.	200,000	21,086	342,857	342,857	342,857
Steven Mazur	100,000	10,543	171,429	171,429	171,429
Ray Rivers	100,000	10,543	171,429	171,429	171,429
IRA FBO John P. O'Shea, Pershing LLC as Custodian	200,000	21,086	342,857	342,857	342,857
Total	$3,700,000	390,087	6,342,858	6,342,858	6,342,858

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Comiskey & Company, P.C.

99.1
Agreement dated July 6, 2006, by and among the Company, Barron Partners LP, the other investors named in Schedule A to the securities purchase agreement dated June 2, 2006, and IRA FBO John P. O’Shea, Pershing LLC as Custodian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLYN RESOURCES III, INC.
(Registrant)

Date: July 31, 2006	/s/ Bo Huang
Bo Huang, Chief Executive Officer